SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
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Check the appropriate box:

|_|  Preliminary Proxy Statement         |_|  Confidential,  For Use of the
|X|  Definitive Proxy Statement               Commission Only (as permitted by
|_|  Definitive Additional Materials          Rule 14a-6(e)(2))
|_|  Soliciting Material under
     Rule 14a-12

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                          Capstone Turbine Corporation
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                        Board of Directors of Registrant
                        --------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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|X| No fee required.
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A
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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filling.

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

[LOGO]

                         CAPSTONE TURBINE CORPORATION
                             21211 Nordhoff Street
                         Chatsworth, California 91311

                                                                 April 30, 2002

Dear Capstone Turbine Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Capstone Turbine Corporation to be held at the Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California 91311, on May 30, 2002, at 9:00 a.m., Pacific Daylight Time. We look forward to greeting as many of our stockholders at the Annual Meeting as possible.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Capstone.

                                     Sincerely,

                                     /s/ Ake Almgren
                                     ------------------------------------------
                                     Ake Almgren
                                     President and Chief Executive Officer

Chatsworth, California

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (no postage required on the envelope if mailed in the United States). Please reference the "Voting Electronically via the Internet or by Telephone" section on page 2 of the Proxy Statement for alternative voting methods.
--------------------------------------------------------------------------------

                         CAPSTONE TURBINE CORPORATION
                             21211 Nordhoff Street
                         Chatsworth, California 91311

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 30, 2002

     The Capstone Turbine Corporation ("Capstone") Annual Meeting of Stockholders (the "Annual Meeting") will be held at Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California, 91311, on May 30, 2002, at 9:00 a.m., Pacific Daylight Time for the following purposes:

   1. To elect seven members of Capstone's Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

   2. To approve an amendment to Capstone's 2000 Equity Incentive Plan to increase the number of authorized shares of Common Stock by 400,000 shares; and

   3. To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 10, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. We will make a list of stockholders available for examination for the ten days prior to the Annual Meeting at Capstone's principal executive offices.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. We are soliciting the enclosed proxy on behalf of the Board of Directors of Capstone for use at our 2002 Annual Meeting of Stockholders. The Board of Directors of Capstone recommends that stockholders vote FOR the matters listed above. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further instructions and information with respect to the business to be transacted at the Annual Meeting.

     Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. Each stockholder maybe asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting.

                                     By Order of the Board of Directors

                                     /s/ Susan N. Cayley
                                     ------------------------------------------
                                     Susan N. Cayley
                                     Secretary

Chatsworth, California
April 30, 2002

                         CAPSTONE TURBINE CORPORATION
                             21211 Nordhoff Street
                         Chatsworth, California 91311

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 30, 2002

Information About the 2002 Annual Meeting

     On behalf of our Board of Directors, we are soliciting proxies from holders of Capstone Turbine Corporation's ("Capstone") issued and outstanding shares of common stock, par value $.001 per share ("Common Stock"), for use at our 2002 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California 91311, at 9:00 a.m. Pacific Daylight Time on May 30, 2002, and any adjournment or postponements thereof. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described more fully in this Proxy Statement.

Voting Procedures

     If you were a stockholder of record at the close of business on April 10, 2002, you are entitled to notice of, and to vote at, the Annual Meeting. At that date, 77,407,593 shares of Common Stock were outstanding. Each stockholder of record on April 10, 2002 is entitled to one vote for each share of Common Stock held by such stockholder on that date. All other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     A majority of the Company's Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors. Abstentions and broker non-votes are counted as being present for purposes of determining a quorum. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     A copy of Capstone's fiscal 2001 Annual Report to stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 30, 2002. The 2001 Annual Report to stockholders includes Capstone's audited financial statements.

Voting Rights and Procedures

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card at or before the meeting. Concerning the election of directors, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

     Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting in person.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (a) delivering written notice of revocation to the Secretary of Capstone at our address above, (b) submitting a later dated proxy, or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on your behalf.

     Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy or if no instruction is given on the proxy, the shares represented by a signed proxy card will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the amendment to increase the number of authorized shares of Common Stock of the 2000 Equity Incentive Plan by 400,000 shares (Proposal No. 2) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

     We are not aware of any matter that will be brought before the Annual Meeting other than those described in this proxy statement. If any other matter is properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting in accordance with our bylaws, the persons named as your proxy will be authorized by the proxy card to vote the shares represented by that proxy card in accordance with their best judgment.

     Votes cast at the Annual Meeting will be tabulated by the persons appointed by Capstone to act as inspectors of election for the Annual Meeting.

Voting Electronically via the Internet or by Telephone

     Stockholders whose shares are registered in their own names may choose to vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. Votes submitted by telephone or the Internet must be received by 1:00 p.m. Pacific Daylight Time (4:00 p.m. Eastern Standard Time) on May 29, 2002.

     A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your proxy card will provide instructions and you may vote such shares via the Internet at ADP's voting web site (www.proxyvote.com). If your proxy card does not reference the Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

Solicitation of Parties

     We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of the mail, our directors, officers or employees may solicit proxies by telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

     Capstone's executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311, telephone (818) 734-5300.

Independent Public Accountants

     Representatives of Deloitte & Touche LLP, independent public accountants for Capstone for fiscal year 2001 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement should they wish to do so, and will be available to respond to appropriate questions.

Proposals of Stockholders for 2003 Annual Meeting

     Stockholder proposals or nominations for director intended to be presented at the 2003 Annual Meeting of stockholders must be received at Capstone's executive offices no later than the close of business on December 31, 2002 to be considered for inclusion in Capstone's proxy statement and form of proxy used in connection with the 2003 Annual Meeting.

     In addition to the above requirement, stockholders who wish to present proposals or nominations for director at next year's or any other Annual Meeting must comply with our bylaws. Among other requirements, our bylaws provide that any stockholder intending to present their proposal or nomination for director at the 2003 Annual Meeting must provide the appropriate notice of any proposal or nomination to our executive offices no later than the close of business on December 31, 2002. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with these procedures, our bylaws or any applicable laws. A copy of our bylaws may be obtained by submitting a request to the Secretary at our executive offices.

     In accordance with Security and Exchange Commission rules, the person named as your proxy will be permitted to vote the shares represented by that proxy in his or her discretion if the appropriate notice of such proposal or nomination is not received at Capstone's executive offices by December 31, 2002.

                                 ------------

              The date of this proxy statement is April 30, 2002.

                                PROPOSAL NO. 1

                ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

     Capstone's Board of Directors currently consists of seven members. Pursuant to Capstone's certificate of incorporation, bylaws and resolutions adopted by Capstone's Board of Directors, at each Annual Meeting each of the seven directors are to be elected to hold office until the next Annual Meeting of stockholders and until their respective successors are elected and qualified.

     Absent any instructions to the contrary, the accompanying proxy will be voted in favor of the persons named below to serve as directors. The seven nominees for director receiving the highest number of votes will be elected to our Board of Directors. Management expects that each of the nominees will be available for election, but if for unforeseen reasons (such as death or disability) any of them is not a candidate at the time the election occurs, your proxy may be voted for the election of another substitute nominee to be designated by the Board of Directors.

     The nominees for election are Ake Almgren, Richard Aube, Eliot Protsch, John Jaggers, Jean-Rene Marcoux, John G. McDonald and Eric Young.

     We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all nominees.

     The information below relating to the nominees for election as director has been furnished to Capstone by the respective individuals.

                                             Director
Nominees                            Age      Since      Positions and Offices Currently Held With Capstone
--------                            ---      --------   ---------------------------------------------------
Ake Almgren ..................      55         2000     President, CEO and Chairman of the Board
Richard Aube(1) ..............      33         2000     Director
Eliot G. Protsch .............      48         2002     Director
John Jaggers(2) ..............      51         1993     Director
Jean-Rene Marcoux(2) .........      57         2000     Director
John G. McDonald(1) ..........      64         2001     Director
Eric Young(1) ................      46         1993     Director

------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

     Ake Almgren. Dr. Almgren joined us in July 1998 as President and Chief Executive Officer after a 26-year career at ASEA Brown Boveri Limited ("ABB"), a worldwide power solutions company. While at ABB, Dr. Almgren held the position of worldwide Business Area Manager for Distribution Transformers and managed the operation of 36 plants in 28 countries. He also was President of ABB Power T&D Company, President of ABB Power Distribution, and President of ABB Power Systems during his tenure at ABB. In addition, Dr. Almgren has also been President of Autoliv, an automotive restraint company. Dr. Almgren holds a Ph.D. in Engineering from Linkopings Tekniska Hogskola in Sweden and a Masters of Mechanical Engineering from the Royal Institute of Technology in Stockholm, Sweden. He is a citizen of Sweden and has worked and lived in the United States during the last ten years.

     Richard Aube. Mr. Aube became our director in 2000. Mr. Aube is currently a principal at JP Morgan Partners. From 1993 until 2000, Mr. Aube was a partner at The Beacon Group, focusing on the firm's investment activities in the energy sector. Prior to joining The Beacon Group, Mr. Aube was an investment banker in the Natural Resources Group at Morgan Stanley & Co. Incorporated. Mr. Aube is a director of Proton Energy Systems, a public company that designs, develops and manufactures proton exchange membrane technology, and STM Power and Powercell Corporation, each a private power technology company.

     John Jaggers. Mr. Jaggers has been our director since 1993. Mr. Jaggers is also a general partner of Sevin Rosen Funds, a venture capital firm managing a several hundred million dollar portfolio. Mr. Jaggers joined Sevin Rosen Funds, a current stockholder, in 1988 and is responsible for all legal, financial and administrative aspects of the firm. Prior to joining Sevin Rosen Funds, Mr. Jaggers spent eight years in the venture capital and corporate financing activities of Rotan Mosle Inc., where he specialized in new technologies and small, rapidly growing companies. Mr. Jaggers received his Bachelors and Masters degrees in Electrical Engineering from Rice University. He received his MBA from Harvard University.

     Eliot G. Protsch. Mr. Protsch became our director in 2002. Mr. Protsch is currently the President of Interstate Power and Light Co. for Alliant Energy Corporation ("Alliant"). Mr. Protsch has been employed with Alliant, in various capacities, since 1978. Mr. Protsch received his MBA and received his B.B.A. in Economics and Finance from University of South Dakota and is a Chartered Financial Analyst. He serves on the Board of Directors for American Family Insurance Company (a Mutual Insurance Company), Nuclear Management Company (an affiliate of Alliant Energy Corporation), the Iowa Utilities Association, Cargill/Alliant LLC (a Joint Venture between Cargill, Incorporated and Alliant Energy Corporation) and is Vice Chairman of the Iowa Business Council.

     Jean-Rene Marcoux. Mr. Marcoux became our director in 2000. Mr. Marcoux first joined Hydro-Quebec in 1969 and for over ten years occupied several positions in IREQ, its research institute. Mr. Marcoux left IREQ in 1997 to serve as President and Chief Executive Officer of Hydro-Quebec CapiTech and General Manager Technology Marketing and Affiliates. Prior to that, he held positions related to business development with GEC-Althom and ABB. Mr. Marcoux serves on the Board of two publicly held companies, H. Power Canada and Azure Dynamics, both companies develop and manufacture hybrid electric fuel systems for commercial vehicles.

     John G. McDonald. Mr. McDonald became our director in 2001. Mr. McDonald is The IBJ Professor of Finance in the Graduate School of Business at Stanford University. Since 1968 he has taught MBA courses and executive programs in three broad subject areas: investment management, entrepreneurial finance/private equity, and corporate finance all with a global perspective. Professor McDonald serves as an independent director on the boards of directors of Varian, Inc., Scholastic Corporation, Plum Creek Timber Co. Inc. and iStar Financial Inc. He also serves as a director or trustee of eight investment companies managed by Capital Research & Management Company.

     Eric Young. Mr. Young has been our director since 1993. Mr. Young is a cofounder of Canaan Partners, a venture capital investment firm, and has served as a general partner since its inception in 1987. From 1979 to 1987, Mr. Young held various management positions with General Electric Co. and G.E. Venture Capital, a venture capital investment firm and subsidiary of General Electric. Mr. Young is also a director of Filanet, Inc., eBates Shopping, Inc., OnDemand, Inc., and Notiva Corporation. Mr. Young holds an MBA from Northwestern University and a Bachelor of Science in Mechanical Engineering from Cornell University.

Board of Directors and Committees

Board of Directors

     The Board of Directors of Capstone met five (5) times during fiscal year 2001. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served. We have an Audit Committee and a Compensation Committee of our Board of Directors. We do not have a Nominating Committee.

Audit Committee

     The Audit Committee consists of Messrs. Aube, McDonald and Young. Pursuant to the charter of the Audit Committee, the functions of the Audit Committee include: (a) monitoring and overseeing Capstone's financial reports and accounting practices, (b) annually recommending to the Board of Directors the independent public accountants as auditors of the books, records and accounts of Capstone, and (c) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants. During fiscal year 2001, the Audit Committee held five (5) meetings. Each member of the Audit Committee is considered an "independent director" as defined by the National Association of Securities Dealers rules. Mr. Aube serves as the chair of the Audit Committee.

Compensation Committee

     The Compensation Committee consists of Messrs. Jaggers and Marcoux. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of Capstone are compensated in terms of salaries, supplemental compensation and benefits in a manner that is internally equitable and externally competitive, and administering the following benefit plans of Capstone: the 1993 Incentive Stock Option Plan, 2000 Employee Stock Purchase Plan, and 2000 Equity Incentive Plan. During fiscal year 2001, the Compensation Committee held one (1) meeting. Mr. Jaggers is the chair of the Compensation Committee. In October, 2001 Mr. Ben Rosen resigned from the Compensation Committee and Mr. Marcoux was appointed to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

     During 2001, Messrs. Jaggers, Marcoux and Rosen served on our Compensation Committee. None of the members were, or have been an officer or employee of Capstone or any of its subsidiaries. None of the members have had a direct or indirect interest in any transaction or series of transactions with Capstone or any of its subsidiaries where the amount involved exceeds $60,000. None of the members are or have been a director or member of the compensation committee of another entity, one of whose executive officers serves or has served on the Compensation Committee of Capstone. In addition, none of the members are or have been a member of the compensation committee of another entity, one of whose executive officers is or has been a director of Capstone.

Director Compensation

     Directors who are non-employee directors receive compensation for their services as directors as set forth below. Dr. Almgren, our sole employee director, receives no separate compensation for his service on our Board of Directors. In addition, all directors are reimbursed for the expenses they incur in attending the board or committee meetings.

     Non-employee directors are eligible to participate in our 2000 Equity Incentive Plan, as amended (the "2000 Equity Plan"). Under the 2000 Equity Plan, our non-employee directors were granted initial stock options to purchase 21,600 shares of our Common Stock on the date of our initial public offering. The 2000 Equity Plan provides that the Board may grant to a non-employee director who joins the Board of Directors after our initial public offering, on his or her initial election to the Board of Directors, an initial stock option to purchase 21,600 shares of our Common Stock. The 2000 Equity Plan further provides that the Board of Directors may grant subsequent stock options to our non-employee directors to purchase 21,600 shares of our Common Stock on the date of the first Annual Meeting of our stockholders that occurs in every third year after the non-employee director's initial grant and at which the non-employee director is reelected to our Board of Directors. The initial and subsequent stock options granted to our non-employee directors vest, in three equal installments over three years, based upon continuing service as a director.

     The 2000 Equity Plan provides that a non-employee director may elect, in advance of being granted an initial or a subsequent stock option, to receive in lieu of the option (or any portion of the option) cash compensation in the amount of $5.56 for each share of Common Stock that the non-employee director elects not to receive, with the aggregate amount of this cash compensation to be paid in quarterly installments, in arrears, over three years, subject to continuing service as a director. Any such election made by a non-employee director to receive cash compensation must be made in writing, must be delivered to the Board of Directors, and will be irrevocable once made.

     Mr. McDonald elected to be compensated with cash compensation in lieu of options. Mr. McDonald's period of Board service commenced on April 4, 2001, and therefore he was paid the pro-rated amount of $30,000 during fiscal 2001.

     Mr. Protsch's period of Board service commenced on April 9, 2002, and Mr. Protsch received an initial stock option grant to purchase 21,600 shares of our Common Stock on that date at an exercise price of $3.35. The fair market value of such Common Stock on the date of grant was equal to the exercise price per share.

     Employee directors are eligible to participate in our 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan"), as long as they meet eligibility requirements, including not owning, immediately after an option is granted under the 2000 Purchase Plan, 5% or more of the voting power of all classes of stock.

Required Vote for Approval and Recommendation of the Board of Directors

     The seven nominees for director receiving the highest number of votes will be elected to our Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS. A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS YOU DESIGNATE OTHERWISE.

                                PROPOSAL NO. 2

             AN AMENDMENT TO CAPSTONE'S 2000 EQUITY INCENTIVE PLAN

General

     On March 5, 2002, the Board of Directors approved an amendment to the Capstone Turbine Corporation 2000 Equity Incentive Plan, as amended (the "2000 Equity Plan"), to increase the number of shares of Capstone's Common Stock available for grant under the 2000 Equity Plan by 400,000 (the "Amendment"). The 2000 Equity Plan was adopted by the Board of Directors on June 19, 2000, was approved by Capstone's stockholders as a successor to Capstone's 1993 incentive stock plan (the "1993 Plan"), and to date has been amended twice. In general, the 2000 Equity Plan provides incentives to selected employees, directors and consultants of Capstone. Currently, the 2000 Equity Plan provides for awards of up to 3,300,000 shares of common stock, plus the number of shares previously authorized and that remained available under the 1993 Plan as of the closing of our initial public offering, plus any shares covered by options granted under the 1993 Plan that are forfeited or expire unexercised. As of April 10, 2002, options to purchase an aggregate of 5,676,277 shares of Common Stock at prices ranging from $0.17 to $45.06 were outstanding under the 2000 Equity Plan, leaving only 1,909,315 shares available for future grants. On April 10, 2002, the closing price of a share of Capstone's Common Stock on the Nasdaq National Market was $3.33. The Board of Directors believes that to continue to attract and retain qualified employees, directors and consultants, Capstone will need to continue to grant options and other awards to these individuals to help align their interests with those of Capstone's stockholders generally.

The Stockholders are being asked to approve the 2000 Equity Plan as modified by the Amendment. If Proposal 2 is not approved, the 2000 Equity Plan will continue in effect without the modifications contained in the Amendment.

     The following is a description of the material provisions of the 2000 Equity Plan. The summary that follows is not intended to be complete and reference should be made to the 2000 Equity Plan for a complete statement of its terms and provisions. A copy of the 2000 Equity Plan may be obtained by writing to the Secretary of Capstone at 21211 Nordhoff Street, Chatsworth, California 91311, telephone (818) 734-5300.

Purposes of the 2000 Equity Plan

     The purposes of the 2000 Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of Capstone's business.

Eligibility and Awards Under the Plan

     The 2000 Equity Plan provides for the discretionary grant of awards to employees, consultants and members of the Board of Directors. These awards can be incentive stock options (as defined in Section 422 of the Internal Revenue
Code), nonstatutory stock options (that is, options that do not meet the definition of incentive stock options), stock purchase rights, stock bonus rights and grants of Common Stock in the form of stock bonuses.

Director Options

     Under the 2000 Equity Plan, our non-employee directors were granted initial stock options to purchase 21,600 shares of our Common Stock on the date of our initial public offering. The 2000 Equity Plan provides that the Board may grant to a non-employee director who joins the Board of Directors after our initial public offering, on his or her initial election to the Board of Directors, an initial stock option to purchase 21,600 shares of our Common Stock.

     The 2000 Equity Plan further provides that the Board of Directors may grant subsequent stock options to our non-employee directors to purchase 21,600 shares of our Common Stock on the date of the first Annual Meeting of our stockholders that occurs in every third year after the non-employee director's initial grant and at which the non-employee director is reelected to our Board of Directors. The initial and subsequent stock options granted to our non-employee directors vest, in three equal installments over three years, based upon continuing service as a director. These options will have an exercise price equal to the fair market value of the common stock on the grant date, and a term of 10 years, subject to earlier expiration in connection with termination of service.

     The 2000 Equity Plan provides that a non-employee director may elect, in advance of being granted an initial or a subsequent stock option, to receive in lieu of the option (or any portion of the option) cash compensation in the amount of $5.56 for each share of common stock that the non-employee director elects not to receive, with the aggregate amount of this cash compensation to be paid in quarterly installments, in arrears, over three years, subject to continuing service as a director. Any such election made by a non-employee director to receive cash compensation must be made in writing, must be delivered to the Board of Directors, and will be irrevocable once made.

Administration

     Our Board of Directors or a committee of board members may administer the 2000 Equity Plan. The 2000 Equity Plan is administered by a committee composed of two or more independent directors. The administrator determines the terms of the options or other awards granted, including when they vest or may be exercised, the exercise price, the number of shares subject to each option or other award (but not to exceed 3,000,000 per year per participant), and the forms of payment permitted upon exercise.

Amendment and Termination

     The Board of Directors may amend, suspend or terminate the 2000 Equity Plan, except that no action may affect any share of Common Stock previously issued and sold or any option previously granted under the 2000 Equity Plan without the holder's consent. In addition, stockholder approval is generally required for the Board of Directors to increase the number of shares that may be issued under the 2000 Equity Plan. However, no stockholder approval is required in case of a merger, recapitalization, spin-off, stock split, dissolution, disposition of substantially all of our assets, or other transaction or event involving a change in our capital structure. In these cases, the board also has discretion to adjust the exercise price of any option or stock purchase right, as well as, to adjust the number and kind of shares for which options or stock purchase rights may be granted or which are subject to outstanding options, stock purchase rights or restricted stock.

Payment for Shares and Other Terms and Conditions of Awards

     For any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the per share exercise price of a stock option must equal at least 110% of the fair market value of a share of Common Stock on the grant date. However, the maximum term of a stock option granted to such a participant differs depending upon the type of option:
If it is an incentive stock option the term must not exceed five years, but if it is a nonstatutory stock option the term may not exceed 10 years. For all other participants, the term of all other options granted under the 2000 Equity Plan may not exceed 10 years, and the per share exercise price must equal

   o at least 100% of the fair market value of a share of Common Stock on the grant date, if the option is an incentive stock option, or

   o at least 85% of the fair market value of a share on the grant date if the option is a nonstatutory stock option. However, pursuant to a merger or other corporate transaction, options may be granted with an exercise price different from those set forth above.

     The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, will be determined by the administrator (and, in the case of an incentive stock option, will be determined at the time of grant). Such consideration may consist of cash or check, or, in certain circumstances and with the consent of the administrator, with shares of Common Stock owned by the optionee or issuable to the optionee upon exercise of the option, or a full recourse promissory note of the optionee, or other property which constitutes good and valuable consideration, or a combination of such forms of consideration as provided in the 2000 Equity Plan.

Each share received by Capstone in payment of the purchase price will be valued at its fair market value on the date of surrender.

     Options and other awards granted under the 2000 Equity Plan generally are subject to vesting conditions relating to continued service to Capstone. Vesting conditions customarily provide that the award becomes exercisable over time in stages corresponding to length of service as an employee, director or consultant. Options and other awards generally are not transferable by the optionee. Options granted under the 2000 Equity Plan generally must be exercised within three months after the end of the optionee's status as an employee, director or consultant, or within one year in case of disability or death. If an optionee's status as an employee, director or consultant is terminated for cause, the option terminates immediately.

     The 2000 Equity Plan provides for the grant of stock purchase rights and stock bonus rights. Stock purchase rights permit the grantee to enter into an agreement with us to purchase restricted stock, subject to vesting conditions relating to continued service. Unless the plan administrator determines otherwise, the restricted stock purchase agreement will give us the option to repurchase the restricted shares upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with our company for any reason, including death or disability. We intend that the restricted stock purchase agreement will provide that this repurchase right would apply only to the shares covered by the unvested portion of the purchaser's stock purchase right. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement, and the rate at which the repurchase right lapses will be determined by the administrator and set forth in the restricted stock purchase agreement. We intend that the restricted stock purchase agreement provide that the purchase price for such repurchased shares would be the original price paid by the purchaser.

     The 2000 Equity Plan also provides for stock bonuses, which are grants of Common Stock that may be granted as compensation or as bonuses. A person who is offered a stock purchase right, stock bonus right or stock bonus under the 2000 Equity Plan will be advised in writing of the terms and conditions related to the offer, including the number of shares that the person will be entitled to receive, the price to be paid (if any), the time within which the person must accept the offer. An offer of a stock purchase right or stock bonus right will be accepted by execution of a restricted stock purchase agreement. In the case of a stock bonus, the offeree will be advised of the manner of acceptance of the offer.

Mergers

     If we merge with another corporation, the administrator may, but is not required to, elect to accelerate the vesting of each outstanding option and other award. In a merger, the surviving corporation may assume any outstanding options or other awards or may substitute similar stock awards, without accelerating the vesting of outstanding awards. If the surviving corporation does not assume or substitute for outstanding options and other awards, then:

   (1) for participants whose service has not been terminated prior to the merger, awards will become fully vested and exercisable and all restrictions on those awards will lapse at least 10 days before the merger closes, and

   (2) for other participants, outstanding awards will terminate if not exercised before the merger closes.

     If the surviving corporation does assume or substitute for outstanding awards, then a participant's awards will become immediately fully vested and exercisable if, within nine months after the merger one of the following occurs:

   (1) the surviving corporation terminates the participant's employee or director status without cause, or

   (2) an employee terminates employment either because the employee's principal work location moves more than 50 miles from the employee's existing work location or because there is a material reduction in the employee's responsibilities.

General Federal Income Tax Consequences

     In general under current federal laws, participants in the 2000 Equity Plan who receive nonstatutory stock options and stock payments (such as in the form of stock bonuses) generally are taxable upon receipt of common stock with respect to those awards or grants. Subject to limitations under section 162(m) of the Internal Revenue Code ("the Code"), discussed further below, we will be entitled to a corporate income tax deduction for the amounts taxable to those recipients. There are no tax consequences to the recipient or to us upon the grant of a nonstatutory stock option. If a recipient of incentive stock options exercises those options and then holds those options and option stock for certain minimum holding periods, he generally has no taxable income on the receipt of common stock, and we are not entitled to a deduction. A recipient of restricted stock generally will not recognize taxable income upon the issuance of the restricted stock and we generally will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. If no election is made under Section 83(b), then when restrictions on the shares lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the recipient generally will recognize ordinary income, and we generally will be entitled to a deduction, for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. However, if an election is made under Section 83(b), the recipient generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and we will be entitled to a deduction for the same amount. Participants in the 2000 Equity Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

Section 162(m) Limitation

     In general, under section 162(m) of the Internal Revenue Code, income tax deductions of publicly held corporations may be limited to the extent total compensation for certain executive officers in any one year exceeds $1,000,000 (less any excess parachute payments as defined in section 280G of the Internal Revenue Code). For purposes of this general rule, total compensation includes base salary, annual bonus, stock option exercises and non-qualified benefits paid. However, under section 162(m), the deduction limit does not apply to certain performance-based compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares any person can be granted within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (that is, the option exercise price is at least equal to the fair market value of the stock subject to the award on the grant date). Rights or awards other than options will not qualify as performance-based compensation for these purposes unless the rights or awards are granted or vest upon preestablished objective performance goals whose material terms are disclosed to and approved by the stockholders.

     Under a transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the 2000 Equity Plan will not be subject to section 162(m) until the earlier of
(1) the material modification of the 2000 Equity Plan; (2) the issuance of all employer stock and other compensation that has been allocated under the 2000 Equity Plan; or (3) the first meeting of stockholders at which directors are to be elected that occurs after December 31, 2003. The Amendment constitutes a material modification of the 2000 Equity Plan for purposes of this rule. Accordingly, other than stock options granted under the conditions described in the preceding paragraph, future grants under the 2000 Equity Plan as amended by the Amendment will not qualify as performance-based compensation under section 162(m).

     Based on current law, we have attempted to structure the 2000 Equity Plan so that after December 31, 2003, the remuneration attributable to stock options which meet the other requirements of section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

Reason for the Amendment to the 2000 Equity Plan

     As of April 10, 2002, approximately 1,900,000 shares remained available for future awards under the 2000 Equity Plan. The Board has determined that it is advisable to continue to provide stock-based incentive compensation to selected Capstone employees, directors and consultants to continue to align their interests with those of the stockholders generally, that awards under the 2000 Equity Plan are an effective means of providing such compensation, and that this will require the addition of shares to the 2000 Equity Plan as provided for by the Amendment.

New Plan Benefits

     The future number, amount and type of awards to be received by or allocated to eligible participants under the 2000 Equity Plan, as amended by this proposal, cannot be determined at this time. Awards with respect to the 400,000 shares proposed to be added to the 2000 Equity Plan will be made in the future based on decisions made by the Compensation Committee at such time. Capstone believes that the awards that were made in 2001 would not have been different had these additional 400,000 shares then been available under the 2000 Equity Plan.

Required Vote for Approval and Recommendation of the Board of Directors

     Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented and voting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT. A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT UNLESS YOU DESIGNATE OTHERWISE.

                              EXECUTIVE OFFICERS

     The following information with respect to the executive officers of Capstone as of March 28, 2002 was supplied by the respective individuals:

Name                       Age                       Position
----                       ---                       --------
Ake Almgren ...........    55    President, Chief Executive Officer and Chairman of the Board
Norman Chambers .......    52    Chief Operating Officer
Karen Clark ...........    41    Chief Financial Officer
William Treece ........    61    Senior Vice President, Strategic Technology Development

     Ake Almgren's biography appears under "Proposal No. 1 -- Election of Directors to the Board of Directors."

     Norman Chambers. Mr. Chambers joined us in 2001 as our Chief Operating Officer. Previously, Mr. Chambers was at Petrocosm Corporation, a privately held e-commerce business, serving as President and Chief Executive Officer from April 2000 until he joined Capstone. Before joining Petrocosm, Mr. Chambers had a 15-year career at the Halliburton Companies, a group of energy and oil service companies, serving in several positions, including, Senior Vice President of Halliburton Company. Mr. Chambers received his B.A. from Springfield College and his M.B.A. from Boston College.

     Karen Clark. Ms. Clark joined us in January 2002 as our Chief Financial Officer. Prior to joining us, Ms. Clark was the Chief Financial Officer of PacifiCorp. From 1998 to 2000, she served as Senior Vice President of Finance at Sunbeam Corporation, a consumer products company. Before Sunbeam, Ms. Clark was the VP of Finance at the Coleman Company, Inc., a consumer products company. Ms. Clark is a Certified Public Accountant and Certified Management Accountant. Ms. Clark has a B.S. from Montana State University.

     William Treece. Mr. Treece joined us in 1997 as our Vice President of Engineering and in 1998 became our Senior Vice President of Engineering. Mr. Treece became our Senior Vice President, Strategic Technology Development, in March 2000. Prior to joining us, Mr. Treece had a 24-year career with Sundstrand Aerospace, a large aerospace company, where he held a number of positions including Director of Engineering, Director of Operations, and Director of Commercial Programs. During his career, Mr. Treece has worked on all aspects of turbine development, manufacturing and marketing. He holds a B.S. in Mechanical Engineering from Indiana Institute of Technology and has done graduate work in engineering and business at the University of Southern California and San Diego State University.

                        EXECUTIVE OFFICER COMPENSATION

     The following table discloses compensation received for the prior three fiscal years ended December 31, 2001, by the Chief Executive Officer and our executive officers (the "Named Executive Officers").

                          Summary Compensation Table

                                                                         Long-Term
                                                                       Compensation
                                                                           Awards
                                              Annual Compensation(1)     Securities
                                            --------------------------   Underlying    All Other
Name and Principal Position          Year   Salary ($)   Bonus ($)(2)    Options(3)   Compensation
---------------------------          ----   ----------- -------------- ------------- -------------
Ake Almgren .......................  2001     351,346            --        100,000           --
 President, Chief Executive Officer  2000     275,000       150,000        150,000           --
 and Chairman of the Board           1999     200,000       100,000      1,245,000           --
Jeffrey Watts (4) .................  2001     192,072            --         55,000           --
 Senior Vice President Finance and   2000     164,000            --         90,000           --
 Administration, CFO and Secretary   1999     153,462            --        285,300           --
William Treece ....................  2001     153,740            --         25,000           --
 Senior Vice President Strategic     2000     150,000            --             --           --
 Technology Development              1999     146,338            --        120,000           --
Norman Chambers (5) ...............  2001      49,615            --        800,000       20,000
 Chief Operating Officer


------------
(1) The aggregate amount of the perquisites and other personal benefits, securities and property for each of the Named Executive Officers is less than the lesser of $50,000 or 10% of such officer's total salary and bonus.

(2) Unless otherwise noted, the amount for any year represents the amount earned in that year, whether or not paid in a subsequent year. The amount of any bonus was determined by the Compensation Committee of the Board of Directors.

(3) Options to purchase an aggregate of 6,612,741 shares of Common Stock have been granted to directors, executive officers and other employees of Capstone and are currently outstanding. An additional 1,975,750 shares of Common Stock are reserved for issuance under Capstone's 2000 Equity Incentive Plan as of December 31, 2001.

(4) Mr. Watts resigned from Capstone in December 2001. As part of his Separation and Consulting Agreement, 198,850 unvested options were vested on January 4, 2002. The 198,850 options are included in the number of securities underlying unexercisable options at December 31, 2001.

(5) Mr. Chambers joined Capstone on November 1, 2001. Mr. Chambers' other compensation consisted of a relocation allowance.

Compensation Pursuant to Stock Options

     The following table sets forth information relating to option grants in fiscal year 2001 to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

                       Option Grants in Fiscal Year 2001

                                                Individual Grants                       Potential Realizable
                            ---------------------------------------------------------     Value at Assumed
                               Number of      Percentage of                              Annual Rates of Stock
                               Securities     Total Options                             Price Appreciation for
                               Underlying      Granted to      Exercise                     Option Term(2)
                                Options         Employees       Price     Expiration  --------------------------
Name                         Granted(#)(1)   in Fiscal Year   ($/Share)      Date         5%($)       10%($)
--------------------------- --------------- ---------------- ----------- ------------ ------------ ------------
Ake Almgren ............        100,000            3.15          29.07    05/16/2011   1,828,197    4,633,009
Norman C. Chambers .....        800,000           25.23           4.74    11/29/2011   2,384,768    6,043,471
Jeffrey Watts ..........         55,000            1.73          29.07    05/16/2011   1,005,508    2,548,155
William Treece .........         25,000            0.79          29.07    05/16/2011     457,049    1,158,252

------------
(1) All options listed were granted pursuant to the 2000 Equity Incentive Plan. Option exercise prices were at the fair market value per share when the options were granted. The options have a term of 10 years and vest over 4 years. The exercise price and federal tax withholding may be paid in cash or with shares of Capstone Common Stock already owned.

(2) Potential realizable values are based on assumed annual rates of return and are included pursuant to the rules of the Securities and Exchange Commission and do not represent a prediction of future stock price. Actual stock prices will vary from time to time based upon market factors and Capstone's financial performance. No assurances can be given that these appreciation rates will be achieved.

              Option Exercises and Fiscal Year End Option Values

     The following table provides information on option exercises in fiscal year 2001 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2001. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding at the end of the fiscal year.

                                                               Number of Securities
                                                              Underlying Unexercised         Value of Unexercised
                                                                 Options at Fiscal           In-the-Money Options
                                    Shares        Value             Year End(#)             at Fiscal Year End($)(2)
                                 Acquired on    Realized   ----------------------------- -----------------------------
Name                             Exercise(#)     ($)(1)     Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------- ------------- ------------ ------------- --------------- ------------- --------------
Ake Almgren ................       50,000       154,000     1,365,938       739,062       6,326,704     2,915,348
Norman C. Chambers .........            0             0             0       800,000               0       536,000
Jeffrey Watts (3) ..........      246,131     5,175,874         7,500       206,669          15,575       618,435
William Treece .............       77,500     1,756,392        31,875        67,500         155,569       215,758

------------
(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the Common Stock on the exercise date multiplied by the number of shares acquired on exercise.

(2) Based upon the market price of $5.41 per share, which was the closing price per share of Common Stock on the Nasdaq National Market on the last day of Capstone's 2001 fiscal year, less the option exercise price per share.

(3) Mr. Watts resigned from Capstone in December 2001. As part of his Separation and Consulting Agreement, 198,850 unvested options were vested on January 4, 2002. The 198,850 options are included in the number of securities underlying unexercisable options at December 31, 2001.

Termination of Employment and Change of Control Agreements

     As of the end of fiscal year 2001, none of Capstone's executive officers had employment agreements with the Company, and their employment could be terminated at any time at the discretion of the Board of Directors. Dr. Almgren, upon the termination of his employment, will be entitled to receive an amount equaling the monthly rate of his base salary for the twenty-four months following termination. Dr. Almgren's base salary is $350,000. Mr. Chambers, upon termination of his employment, will be entitled to receive an amount equaling the monthly rate of his base salary for the six month period following termination. Mr. Chambers' base salary is $300,000.

     The Board of Directors has adopted an accelerated vesting schedule with respect to options granted to Dr. Almgren, our Chief Executive Officer and Chairman of the Board of Capstone such that his options immediately vest upon an acquisition of Capstone or an acquisition of 50% of the voting power or economic interest of Capstone.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Capstone's shares of Common Stock by: (i) each person known by Capstone to be the beneficial owner of five percent or more of Capstone's Common Stock, (ii) each director and each Named Executive Officer and (iii) directors and such Named Executive Officers as a group as of April 10, 2002.

     Capstone has relied upon information supplied by its directors and Named Executive Officers and upon information contained in filings with the Securities and Exchange Commission. The information set forth regarding the owners of five percent or more of Capstone's Common Stock is based on Forms 13F and 13G filed with the Securities and Exchange Commission, as of December 31, 2001.

                                                                         Number of Shares
Names**                                                               Beneficially Owned (1)     Percent Owned (2)
------------------------------------------------------------------   ------------------------   ------------------
Dr. Ake Almgren(3) ...............................................           1,735,391                  2.19
Norman C. Chambers ...............................................                   0                    *
Karen Clark ......................................................               1,096                    *
William Treece(4) ................................................             178,306                    *
Richard Aube(5) ..................................................           1,663,118                  2.10
John Jaggers(6) ..................................................             387,505                    *
Jean-Rene Marcoux(7) .............................................           1,122,676                  1.42
John G. McDonald .................................................               2,000                    *
Eliot G. Protsch(8) ..............................................           1,466,486                  1.85
Eric Young(9) ....................................................              60,430                    *
Executive Officers and Directors as a group (10 persons) .........           6,617,008                  8.36

------------
*    Less than 1%.

** Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock. The number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 10, 2002, including, but not limited to, upon exercise of options.
(2) For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or groups as described above by the sum of the 79,155,057 shares of Common Stock outstanding on April 10, 2002 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of April 10, 2002, including but not limited to upon exercise of options.
(3) Includes 1,662,813 shares that may be acquired upon exercise of stock options.
(4)  Includes 53,125 shares that may be acquired upon exercise of stock options.
(5)  Includes 7,200 shares that may be acquired upon exercise of stock options.
(6) Includes 377,805 shares held by various venture capital partnerships managed by Sevin Rosen Funds. Mr. Jaggers disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Amount also includes 2,500 shares held in a trust by Mr. Jaggers and 7,200 shares that may be acquired upon exercise of stock options.
(7) Includes 1,115,476 shares held by Hydro-Quebec CapiTech, Inc. Mr. Marcoux disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Amount also includes 7,200 shares that may be acquired upon exercise of stock options.
(8) Includes 1,464,286 shares held by Alliant Energy. Mr. Protsch disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9) Includes 53,230 shares held by the Canaan Partnership Funds. Mr. Young disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Amount also includes 7,200 shares that may be acquired upon exercise of stock options.

                            AUDIT COMMITTEE REPORT*

     The Audit Committee of our Board of Directors is composed of three independent directors as required by the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee as of the date of the Annual Meeting are Messrs. Richard Aube, John G. McDonald and Eric Young.

     Our management is responsible for the integrity of the Company's financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and to issue a report on its audit. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to below do not assure that the audit of Capstone's financial statements are presented in accordance with generally accepted accounting principles or that Deloitte & Touche LLP is in fact 'independent.' The role of the Audit Committee is to monitor and oversee those processes on behalf of the Board of Directors. In addition, the Audit Committee recommends to the Board of Directors the selection of our independent accountants.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of Capstone contained in Capstone's Annual Report on Form 10-K as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Capstone.

     In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                     Submitted by the Audit Committee:

                                     Richard Aube, Chairman
                                     Eric Young
                                     John G. McDonald

------------
* Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee of our Board of Directors shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under either Act.

Fees Paid to Independent Auditor

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, Capstone's independent auditor, are as follows:

                                                                      2001
                                                                     -------
Audit fees ....................................................      $357,000(1)
Financial Information Design and Implementation Fees ..........             0(2)
All Other Fees ................................................       273,000(3)
                                                                     --------
                                                                     $630,000
                                                                     ========

------------
(1) Includes the aggregate fees for professional services rendered by Deloitte & Touche LLP for the audit of Capstone's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in Capstone's Quarterly Reports on Form 10-Q for the 2001 fiscal year.

(2) Includes the aggregate fees for professional services rendered by Deloitte & Touche LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

(3) Includes the aggregate fees for services rendered by Deloitte & Touche LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2001 fiscal year, including audit related services of approximately $12,000. Audit related services include fees for consent required to be filed with the Securities and Exchange Commission in connection with registration statements and for the audit of employee benefit plan. Non-audit services include primarily fees for tax consultations and tax preparation.

     The Audit Committee of our Board of Directors has considered whether the provision of the information technology services and non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION*

     Capstone's executive compensation policy is to offer a package including a competitive salary, an incentive bonus based upon Company and individual performance goals and a competitive benefits package. The Compensation Committee's goal is to develop, administer and monitor the executive compensation plans and programs of Capstone and to determine the appropriate executive compensation levels that will enable Capstone to attract and retain qualified executives.

General Policies Regarding Compensation of Executive Officers

     In establishing compensation for executive officers, the Committee seeks to:

   o Attract and retain individuals of superior ability and managerial talent;

   o Ensure senior officer compensation is aligned with Capstone's corporate strategies, business objectives as well as the long-term interests of Capstone's stockholders;

   o Increase the incentive to achieve key strategic and financial performance measures by linking annual incentive award opportunities to the achievement of specific performance goals in these areas; and

   o Enhance the incentive to maximize stockholder value, as well as enhance the opportunities for retention of key people, through providing a portion of the total compensation opportunities for senior officers in the form of restricted stock or stock options.

Determination of Compensation of Executive Officers for the Year 2001

     Capstone's 2001 compensation decisions were made with a view toward furthering the foregoing compensation objectives and in light of Capstone's 2001 performance. In determining the total amount of cash compensation paid to its senior executive officers, the Committee evaluated the following in determining the desired positioning of Capstone relative to the market, as well as the desired mix of base salary, annual incentives and long-term compensation opportunities:

     o Performance of Capstone for 2001 as compared to other high technology companies;

     o Performance of Capstone for 2001 as compared to its performance targets;


     o The current economic environment of the distributed power generation industry in general.

     To these ends, Capstone's executive compensation package consists of a fixed base salary and incentive compensation, including cash bonuses and stock-based long-term incentive awards.

     Base Salary. Salary levels of executive officers are established after a review of companies comparable to Capstone. Individual base salaries are reviewed at least annually and salary increases are granted based on each executive's performance. Other subjective features are considered, such as the individual's experience and performance.

     Incentive Compensation. Capstone's incentive compensation includes annual bonuses and long-term compensation and is designed to motivate all employees by linking such compensation awards to the achievement of performance benchmark goals. An executive officer's annual bonus is based upon a combination of performance factors, primarily overall corporate performance.

     For 2001, overall corporate goals were measured on the basis of achieving targeted operations, development, financing and stockholder return objectives. These objectives included completed research and development,

------------
* Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or 1934 Act, the following report of the Compensation Committee of our Board of Directors shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under either Act.

execution of specific operations and marketing strategies and contributions to total stockholder return. Individual performance measures are assessed in a subjective manner based upon each individual's annual goals.

     Long-term compensation comprised of stock options gives key employees the opportunity to participate in the appreciation of Capstone's Common Stock. The members of the Committee believe that share performance, over the long term, will reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve stockholder objectives, including increasing Capstone's stock price and, therefore, the return to Capstone's stockholders.

     In granting stock-based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including an assessment of the senior officer's achieved performance goals and objectives, the extent of an executive officer's equity ownership in Capstone and the amount and value of long-term compensation and stock-based compensation received by similarly situated executive officers at similar and competitor companies. Stock options are granted at 100% of the stock's fair market value on the grant date. Capstone granted stock options to its executive officers during 2001.

     Chief Executive Officer Compensation. The compensation of Dr. Ake Almgren for the year ended December 31, 2001 was determined on the same general basis as discussed above. In determining the total amount of cash compensation paid to Dr. Almgren, the Committee evaluated the following:

     o Performance of Capstone for 2001 as compared to other high technology companies;

     o Performance of Capstone for 2001 as compared to its performance targets;


     o The current economic environment of the distributed power generation industry in general.

     Specifically, the Compensation Committee established Dr. Almgren's total compensation to be commensurate with the compensation of CEO's of comparable high technology companies. Dr. Almgren's compensation, therefore, included a fixed and a variable portion. Dr. Almgren's base salary was set at $350,000, and he was eligible to receive a $175,000 performance bonus, which was tied to financial, operational and organizational targets. However, because the targets were not met, Dr. Almgren did not earn any bonus for fiscal year 2001. In addition for the 2001 fiscal year, Dr. Almgren received an option grant to purchase 100,000 shares of Capstone's Common Stock.

Limitation on Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation paid to certain executive officers of Capstone to the extent that the compensation exceeds $1.0 million in any taxable year. Compensation in excess of $1.0 million per year paid to those persons who are executive officers at the end of the fiscal year generally must be "performance-based" compensation as determined under Section 162(m) in order to be fully deductible by Capstone. The Committee generally intends to comply with the requirements for full deductibility of executive compensation under
Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to Capstone and its stockholders of the tax benefits to be obtained by Capstone. The Compensation Committee may, in some circumstances, pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such foregone benefits.

                                     COMPENSATION COMMITTEE

                                     John Jaggers, Chairman
                                     Jean-Rene Marcoux

                              PERFORMANCE GRAPH*

     The graph below compares the cumulative total stockholder return on Capstone's Common Stock with the cumulative total return of the Nasdaq Index and the Merrill Lynch Energy Technology Index ("MLET") from June 29, 2000, the day Capstone's shares of Common Stock commenced trading on the Nasdaq Stock Market, to December 30, 2001. The stock price performance shown in the graph below is provided pursuant to the rules of the Securities and Exchange Commission and should not be considered indicative of potential future stock price performance. The Company believes that the Nasdaq Index and the MLET provide an appropriate measure of the Company's stock price performance as the Nasdaq Index and the MLET listed companies are comparable to the Company in size and/or industry focus.

     The graph assumes an initial investment of $100 and, as required by the rules of the Securities and Exchange Commission, reinvestment of quarterly dividends.

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

            CPST     Nasdaq     ML Energy Tech
            ----     ------     --------------
Jun-00      100       100            100
Dec-00       62        62             79
Jun-01       49        54             94
Dec-01       12        49             53

                     CPST     Nasdaq     ML Energy Tech
                    ------   --------   ---------------
Jun-00 ..........    100       100            100
Dec-00 ..........     62        62             79
Jun-01 ..........     49        54             94
Dec-01 ..........     12        49             53

------------
* Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following stock performance graph shall not be incorporated by reference into any such filing and shall not ohterwise be ddemed filed under either act.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

     In December 2001, the Company entered into a Separation and Consulting Agreement with Mr. Jeffrey Watts, its then Chief Financial Officer. The agreement provides, among other items, an acceleration of vesting of his unvested options and consulting fees through June 30, 2002. Capstone recognized stock-based compensation of $548,000 in 2001 based upon the intrinsic value of the unvested options that became vested. During the consulting term that will end on June 30, 2002, Mr. Watts shall be paid a total consulting fee of $98,558.

     Mr. Eliot G. Protsch is a member of Capstone's Board of Directors and President of Alliant Energy-Interstate Power and Light and Executive Vice-President, Energy Delivery at Alliant Energy Corporation. Alliant Energy Resources, Inc. is a subsidiary of Alliant Energy Corporation and a distributor of Capstone. Sales to Alliant Energy Resources in 2001 was approximately $1.9 million.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the 1934 Act requires Capstone's directors and officers, and persons who own more than ten percent of a registered class of Capstone's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Capstone's common stock. Insiders are required by the Securities and Exchange Commission's regulations to furnish Capstone with copies of all
Section 16(a) reports filed by such persons.

     To Capstone's knowledge, based on its review of the copies of such reports furnished to Capstone and written representations from the Insiders that no other reports were required, during the fiscal year ended December 31, 2001, all holdings and reportable transactions by Insiders in Company securities, other than those transactions described below, were reported on a timely basis pursuant to Section 16(a) filing requirements.

     Mr. McDonald, director of Capstone, filed his Form 3 after the deadline pursuant to the Section 16(a) filing requirements. The Form 3 was due April 4, 2001 and was filed with the SEC on June 21, 2001.

     Mr. Jaggers filed an amendment in April 2002 to his Form 4 filed for February 2001 to report 16 additional shares held by SRB Associates VII, L.P.

Available Information

     Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at one of the Commission's regional offices. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. In addition, regional office information as well as the filings made by Capstone with the Commission may be accessed by way of the Commission's Internet address, http://www.sec.gov.

     Capstone will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the request of any such person, additional copies of Capstone's Form 10-K for the period ended December 31, 2001, including the related financial statements and a list of exhibits to the Form 10-K. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn:
Investor Relations Officer, telephone (818) 734-5300.

     DATED: Chatsworth, California, April 10, 2002.

Please mark your votes as indicated in this example |X|

This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted FOR the election of the directors listed below in Proposal 1 and for the amendment to the 2000 Equity Incentive Plan in Proposal 2.

1. ELECTION OF DIRECTORS;                  FOR all nominees         WITHHOLD
                                                listed              AUTHORITY
                                         (except as indicated)   to vote for all
                                                                 nominees listed
Instruction: To WITHHOLD authority to vote        |_|                  |_|
for any individual nominee listed below, WRITE that nominee's name in the lined section provided below.

Nominees: 01 Ake Almgren          05 John G. McDonald
          02 Richard Aube         06 Eliot G. Protsch
          03 John Jaggers         07 Eric Young
          04 Jean-Rene Marcoux

-----------------------------------------------------

                                             FOR    AGAINST    ABSTAIN
2. To approve an amendment to Capstone's     |_|      |_|        |_|
   2000 Equity Incentive Plan to increase
   the authorized Common Stock; and

3. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                                      YES        NO
   I plan to attend the meeting:                      |_|        |_|

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature                                                     Date
          --------------------------------------------------      --------------

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.
--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.
                                   ----------------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                           http://www.eproxy.com/cpst

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                              Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.

--------------------------------------------------------------------------------

              If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.microturbine.com/ir

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CAPSTONE TURBINE CORPORATION
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 30, 2002

The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the "Company") acknowledges receipt of a copy of the Annual Report and the proxy statement and, revoking any proxy heretofore given, hereby appoints Ake Almgren and Karen Clark, or any of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California, on May 30, 2002, at 9:00 A.M., and any adjournment or postponement thereof, and authorizes each of them to vote all the shares of common stock of the Company held of record by the undersigned on April 10, 2002 that such undersigned would be entitled to vote if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR (I) THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND (II) THE AMENDMENT TO INCREASE THE COMMON STOCK AUTHORIZED UNDER THE COMPANY'S 2000 EQUITY INCENTIVE PLAN BY 400,000 SHARES.

      (Continued, and to be marked, dated and signed, on the reverse side.)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\


                          CAPSTONE TURBINE CORPORATION

                              21211 Nordhoff Street
                          Chatsworth, California 91311

                               2002 ANNUAL MEETING
                                  May 30, 2002

                       YOUR VOTE IS IMPORTANT TO CAPSTONE

        PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE
           TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                    THE PROXY CARD MUST BE SIGNED AND DATED.